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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF VIEWLOCITY, INC.

Nexstep, Inc., a Delaware corporation and wholly-owned subsidiary of Viewlocity, Inc.

SC21 Pte, Ltd., a Singaporian corporation and wholly-owned subsidiary of Viewlocity, Inc.

Viewlocity Integra AB, a Swedish corporation ("Integra") and wholly-owned subsidiary of Viewlocity, Inc.

         Viewlocity Australia Pty Ltd., an Australian corporation and wholly-owned subsidiary of Integra.

         Viewlocity France SA, a French corporation and wholly-owned subsidiary of Integra.

         Viewlocity GmbH, a German corporation and wholly-owned subsidiary of Integra.

         Viewlocity BV, a Netherlands corporation and wholly-owned subsidiary of Integra.

         Frontec Norge AS, a Norwegian corporation and wholly-owned subsidiary of Integra.

         Viewlocity Asia & Pacific Pte Ltd., a Singaporian corporation and wholly-owned subsidiary of Integra.

         Viewlocity AB, a Swedish corporation and wholly-owned subsidiary of Integra.

         Viewlocity Limited, a U.K. corporation and wholly-owned subsidiary of Integra.

         Viewlocity Holding France, SARL, a French corporation ("Viewlocity Holding France") and wholly-owned subsidiary of Integra.

             Electronic Data Transfer-EDT, SA, a French corporation and wholly-owned subsidiary of Viewlocity Holding France.